UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported)     June 1, 2005
                                                         ----------------------

                           NEW YORK HEALTH CARE, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
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                 (State or Other Jurisdiction of Incorporation)

               1-12451                                 11-2636089
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      (Commission File Number)              (IRS Employer Identification No.)

1850 McDonald Avenue, Brooklyn, New York                        11223
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(Address of Principal Executive Offices)                      (Zip Code)

                                 (212) 679-7778
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material Definitive Agreement.

      In connection with the June 1, 2005 appointment by New York Health Care, Inc. (the "Company") of A. James Forbes, Jr. ("Forbes") as its Vice President of Finance and Chief Financial Officer, the Company entered into an employment agreement with Mr. Forbes (the "Agreement").

      The Agreement provides for Forbes to serve as the Vice President of Finance and Chief Financial Officer of the Company on an as needed basis not to exceed twenty (20) hours per week for a term expiring on December 31, 2005, unless terminated earlier as provided for by the Agreement. The Agreement provides for Forbes to be compensated at the rate of $1,500 in U.S. dollars per full business day or $200 per hour if less than a full day and to be reimbursed for all reasonable and necessary business and travel expenses and other disbursements incurred by him on behalf of the Company in the performance of his duties under the Agreement. The Agreement also requires Forbes to comply with certain confidentiality and non-solicitation provisions during the term of the Agreement and for a period of two years thereafter with respect to the confidentiality provisions and one year thereafter with respect to the non-solicitation provisions.

Item 3.02 Unregistered Sales of Equity Securities.

      On June 6, 2005 holders of an aggregate of 472,300 shares of the Company's Series A Convertible Preferred Stock, who are all former directors of the Company, converted their shares of preferred stock pursuant to the terms of the preferred stock into shares of the Company's common stock. An aggregate of 314,865 shares of the Company's common stock will be issued to the holders of the preferred stock as a result of the conversion. The issuance of the shares of common stock is exempt from the registration requirement of the Securities Act of 1933, as amended (the "Act") pursuant to Section 3(a)(9) of the Act. No commissions or other remuneration was paid or given directly or indirectly in connection with the conversions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 1, 2005, New York Health Care, Inc. (the "Company") appointed A. James Forbes, Jr. as Vice President of Finance and Chief Financial Officer of the Company. A biography of Mr. Forbes follows:

      A. James Forbes, age 61, joined the Company as Vice President of Finance and Chief Financial Officer on June 1, 2005. Since March 2001, he has been the President of MedYield LLC, a consulting firm offering strategic planning and financial services solutions to pharmaceutical and medical products companies. From October 1995 to March 2001, he was Vice Chairman at AmeriCares, the world's largest private international relief organization delivering pharmaceuticals to 137 countries. Mr. Forbes is a Certified Public Accountant and received his BBA in Accounting from Manhattan College. He is a past chairman of the Biomedical Engineering Alliance and Consortium Foundation and co-founder of the Executive Forum.

Item 9.01 Financial Statements and Exhibits

(a)- (b) Not applicable.

(c)   Exhibits

      10.1 Employment Agreement between New York Health Care, Inc. and A. James Forbes, Jr. dated June 1, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NEW YORK HEALTH CARE, INC.
                                       (Registrant)

                                       By: /s/ Dennis M. O'Donnell
                                           -------------------------------------
                                           Dennis M. O'Donnell,
                                           Chief Executive Officer

Date: June 7, 2005